DUNE ENERGY, INC.
                       3050 Post Oak Boulevard, Suite 695
                              Houston, Texas 77056
                            Telephone: (713) 888-0895
                            Facsimile: (713) 888-0899

                                  June 1, 2006

Chesapeake Exploraton Limited Partnership
6100 N. Western Ave.
Oklahoma City, Oklahoma 73118

Attention: Mr. Gary S. Dunlap
           Land Manager-Gulf Coast

           Re: Welder Ranch, Victoria County, Texas

Gentlemen:

      When accepted by you in the manner provided hereinafter, this letter shall constitute a contract and agreement ("Agreement") between Vaquero Partners LLC ("Vaquero Partners"), JVR Petroleum Inc. ("JVR"), and First Australian Resources, Inc. ("First Australian") (collectively, "Farmors"), and Chesapeake Exploraton Limited Partnership ("Chesapeake"), concerning those certain oil, gas, and mineral leases described more particularly in Section I of Exhibit I attached hereto and made a part hereof for all purposes (the "Leases"), covering the lands and depths also described more particularly in Section II of Exhibit I.

      All of the Farmors own interests in the Leases, insofar only as the Leases cover the lands identified in Exhibit I as the "Area I". Neither JVR, or First Australian own any interests in the Leases, insofar only as the Leases cover lands identified in Exhibit I as the "Area II". For purposes hereof, the Leases, insofar only as the Leases and the leasehold estates created thereby cover and include the Area I Acreage, will be referred to herein as "Area I"; and the Leases, insofar only as the Leases and the leasehold estates created thereby cover and include the Area II Acreage, will be referred to herein as "Area II".

      Chesapeake has expressed a desire to acquire an interest in the Leases and to drill two (2) wells in search of oil or gas on the Leases, and this letter will evidence the agreement between Farmors and Chesapeake with respect thereto.

      For and in consideration of the covenants, obligations, and undertakings set forth herein, Farmors and Chesapeake (each a "Party", and, collectively, the "Parties") hereby agree as follows:

                                       1.

                   ASSIGNMENTS OF INTEREST; CASH CONSIDERATION

      1.1 Assignments of Interest. Concurrently with the execution of this Agreement, (a) Farmors have assigned to Chesapeake an undivided seventy-five percent (75%) of the rights, titles, and interests of Farmors in and to Area I; and (b) Vaquero Partners has assigned to Chesapeake an undivided seventy-five percent (75%) interest in and to Area II. Both conveyances have been made by recordable instrument of conveyance substantially in the form attached hereto as
Exhibit II (collectively, the "Lease Assignments"). Farmors and Chesapeake understand that not all owners of the leasehold estate in Area I elected to join with Farmors in the execution of this Agreement, with the result that the aggregate undivided interest of Farmors in Area I immediately prior to the execution of this Agreement was an undivided eighty percent (80%). Farmors have retained, and the relevant Lease Assignment does not purport to convey to Chesapeake, an undivided twenty-five percent (25%) of the rights, titles, and interests of Farmors in and to Area I. Similarly, Vaquero Partners has retained, and the relevant Lease Assignment does not purport to convey to Chesapeake, an undivided twenty-five percent (25%) interest in and to Area II. As the result of the Lease Assignments, Area I shall be owned (including, without limitation, the interests of those interest owners who are not parties to this Agreement) in the percentages set forth inExhibit I under "Area I", and Area II shall be owned in the percentages set forth in Exhibit I under "Area II". As to each Farmor and Chesapeake, such percentage shall be referred to as such Party's "Ownership Percentage".

      1.2 Reservations. Farmors expressly except and reserve from the interests conveyed in the Lease Assignments, severally according to their respective ownership interests and not jointly, all of their respective rights, titles, and interests in and to all of the existing oil and gas wells located on the Leases, which wells are described more particularly in Exhibit I as the "Excluded Wells", together with (a) a quantity of acreage surrounding each such well as defined on Exhibit "I", (b) all oil, gas, and other hydrocarbons produced, saved, and marketed from such wells, as limited in Exhibit "I" (c) all personal property, equipment, and fixtures located on the Leases or used in connection therewith, and (c) all appurtenances thereto (collectively, the "Excluded Wells").

      1.3 Consideration. Concurrently with the execution of this Agreement by Farmors and Chesapeake, Chesapeake has paid to Vaquero Partners, on behalf of all Farmors, as consideration for the execution and delivery of the Lease Assignments pursuant to Section 1.1, the aggregate sum of Two Million and no/100 Dollars ($2,000,000.00) in cash (the "Cash Consideration"). Vaquero Partners is responsible for the distribution of the Cash Consideration among the remaining Farmors, and Chesapeake shall have no responsibility for, or any liability in connection with, such further distribution of the Cash Consideration by Vaquero Partners.

      1.4 Lease Assignments. The terms and provisions of the Lease Assignments are incorporated into this Agreement by this reference for all purposes. In the event of a conflict between the provisions of the Lease Assignments and the provisions of this Agreement, the provisions of the Lease Assignments shall govern and control.

                                       2.

                              ACCESS TO INFORMATION

      2.1 Title Information. Each Farmor represents, warrants, and covenants, severally according to its respective interest in the Leases and not jointly, that the Leases identified as "Lease 1" and "Lease 2" in Section I of Exhibit I have been amended or extended, or that Lease I and Lease 2 will otherwise be maintained, in each case so that neither of such Leases will expire if a well is drilled on each of such Leases prior to November 1, 2006. Except as provided in the immediately preceding sentence of this Section 1.2, and notwithstanding any other provision of this Agreement [or the Lease Assignments], Farmors make no, and expressly disclaim any, representation or warranty, either expressed or implied, concerning their title to the Leases, except as to acts by, through or under Farmors. Within ten (10) days after the Effective Date, Farmors shall furnish to Chesapeake copies of the Leases and all title data and information (including, without limitation, land and title records, plats, surveys, abstracts of title, runsheets, title opinions, and title curative) relating to the Leases in the possession of Farmors as of the Effective Date. Thereafter, Farmors shall cooperate with Chesapeake in obtaining additional title curative as Chesapeake may reasonably request, but all additional abstracts of title, title opinions, title curative, and other title materials obtained by Chesapeake in connection with the Leases shall be at the sole cost, risk, liability, and expense of Chesapeake. Farmors warrant that they have the authority to execute this agreement and assignments, and that the leases are free of liens and encumbrances except as to the lessor's royalty.

      2.2 Scientific Information. Within ten (10) days after the Effective Date, Vaquero Partners, on behalf of Farmors, shall furnish to Chesapeake copies of all maps, logs, geological, geophysical (including, without limitation, conventional and 3-D seismic data), reserve engineering, production, and other scientific, technical, and/or operational information, tests, surveys, reports, and data that relate to the Leases (including, without limitation, the Excluded Wells) and the disclosure of which is not prohibited by confidentiality, licensing, or other contractual arrangements in effect on the Effective Date.

      2.3 Disclaimer. CHESAPEAKE RECOGNIZES AND AGREES THAT ALL MATERIALS, DOCUMENTS, AND OTHER INFORMATION MADE AVAILABLE TO IT AT ANY TIME IN CONNECTION WITH THIS AGREEMENT ARE MADE AVAILABLE TO IT WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND (WHICH EACH FARMOR EXPRESSLY DISCLAIMS), WHETHER EXPRESSED, IMPLIED, OR STATUTORY, AS TO THE ACCURACY AND COMPLETENESS OF SUCH MATERIALS, DOCUMENTS, AND OTHER INFORMATION. CHESAPEAKE EXPRESSLY AGREES THAT ANY RELIANCE UPON OR CONCLUSIONS DRAWN THEREFROM SHALL BE AT CHESAPEAKE'S RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW AND SHALL NOT GIVE RISE TO ANY LIABILITY OF OR AGAINST ANY FARMOR.

                                       3.

                                OBLIGATION WELLS

      3.1 Drilling Obligation. Subject to the terms of this Agreement, on or before November 1, 2006, Chesapeake shall commence, or to cause to be commenced, for the account of itself and Farmors, the actual drilling of two (2) wells in search of oil or gas at legal locations of Chesapeake's choice, one of such wells to be located on the lands covered by Lease 1 and the other of such wells to be located on the lands covered by Lease 2 (each an "Obligation Well", and, collectively, the "Obligation Wells"). Chesapeake shall have a no obligation hereunder to drill either Obligation Well at a location within Area I. Chesapeake shall cause such drilling operations to be prosecuted with diligence and in a workmanlike manner consistent with the practices of a reasonably prudent operator until each Obligation Well shall have been drilled to a vertical depth sufficient to test adequately and conclusively the stratigraphic equivalent of the Middle Wilcox formation as encountered in the geographic area where the lands covered by the Leases are located; provided, however, that in no event will either Obligation Well be drilled to a depth less than 12,000 feet subsurface (the "Objective Depth").

      3.2 Allocation of Costs. Chesapeake agrees to bear one hundred percent (100%) of the total cost, risk, liability, and expense incurred in connection with the drilling of each Obligation Well to its Objective Depth and all logging, coring, and testing of such Obligation Well provided or permitted under this Agreement prior to "Casing Point". For purposes of this Agreement, "Casing Point" is hereby defined as that point in time when each Obligation Well has been drilled to its Objective Depth and all such logging, coring, and testing of such Obligation Well prior to a decision concerning a completion attempt therein has been completed, and a decision to complete or plug and abandon must be made. Chesapeake shall pay promptly when due all undisputed charges for labor, materials, and services that it incurs in connection with drilling the Obligation Wells to Casing Point (and shall cause all of its subcontractors to pay promptly when due all similar charges incurred by them) and shall not permit any undisputed liens to be filed (or, if filed, shall take prompt action to have the same removed) by any person against any Lease, well location, well, equipment, or appurtenances related thereto.

      3.3 Operations in Obligation Wells. During the course of drilling each Obligation Well to Casing Point, Chesapeake shall take, or cause to be taken, the following actions with respect to each Obligation Well:

      (a) Chesapeake shall cause a survey of the location of each Obligation Well to be made, cause such location to be staked, and secure drilling permits for each Obligation Well. As soon as is practicable after the execution of this Agreement, Chesapeake shall furnish to Farmors a survey plat showing the staked location of each Obligation Well.

      (b) Chesapeake shall prepare, or cause to be prepared, each Obligation Well location and the access thereto, and shall settle or pay surface damages, if any, occasioned by these operations.

      (c) Chesapeake shall furnish, or cause to be furnished, an appropriate drilling rig, equipment, labor, mud and chemicals, surface casing, protection casing if necessary, cement, water, and fuel; shall move the drilling rig on and off location; and shall perform such other services as may be required to drill each Obligation Well to its Objective Depth.

      (d) Chesapeake shall furnish such on-site geological and engineering supervision as it deems necessary or appropriate.

      (e) Chesapeake shall, on a daily basis, maintain an estimate of the total expenses incurred to date for the drilling of each Obligation Well and shall include such information, along with the daily progress of the drilling of each Obligation Well, in the daily drilling reports to Farmors provided for in
Section 3.3(g)(i).

      (f) During the drilling of each Obligation Well, Chesapeake shall conduct such coring and testing as would a reasonably prudent operator. Upon reaching the Objective Depth in each Obligation Well, Chesapeake shall run, from the base of the surface casing of such Obligation Well to its Objective Depth, such electrical induction logs, neutron density logs, or other logs as Chesapeake may determine to be necessary to test properly the Objective Depth for the presence of oil or gas.

      (g) Farmors and Chesapeake agree that Farmors and their representatives shall, at all times, have access at their own cost and risk to the derrick floor of each Obligation Well to witness all operations thereon and to inspect the logs and other records kept with respect to each Obligation Well. Chesapeake shall provide Farmors with at least forty-eight (48) hours written notice concerning the anticipated time that any logging, coring, testing, completion, or plugging operations will take place on each Obligation Well to allow Farmors or their respective representatives sufficient time to be present at the wellsite to witness the same. Further, upon the request of Farmors, Chesapeake shall furnish to Farmors copies of each of the following:

            (i) daily drilling reports (including the cost summary referred to in Section 3.3(e), sent by email or facsimile daily;

            (ii) drillstem tests, analyses, and other tests, if run, made during drilling, sent by facsimile immediately when available;

            (iii) mud logs and related reports, if run, sent by facsimile daily;

            (iv) sidewall or conventional core analyses or evaluation results, if run, sent by facsimile when available;

            (v) electrical induction logs and surveys, neutron density logs, and/or other open logs run, together with evaluation results; sent as provided below;

            (vi) production tests, fluid analyses, pressure tests, and other well tests, sent by facsimile when available;

            (vii) completion reports, sent by facsimile when available;

            (viii) one (1) copy of all digital data (magnetic tapes, floppy disks, CD ROMS, and the like), if any, prepared with respect to any of the preceding items (i) through (vii) of this
                  Section 3.3(g); and

            (ix) all permits received from and reports made to any state or federal agency.

Material sections of any logs run in each Obligation Well shall be sent by email or facsimile, with two (2) field prints and one(1) copy of the LAS file being delivered by overnight courier immediately upon availability. For purposes of this Section 3.3, references to Farmors shall mean all Farmors if the relevant Obligation Well is located in Area I, and only Vaquero Partners if the relevant Obligation Well is located in Area II.

      3.4 Substitute Obligation Wells.

      (a) If Chesapeake is unable to reach the Objective Depth of either Obligation Well, or having reached the Objective Depth, is unable to complete either Obligation Well because of subsurface conditions or formations, including without limitation heaving shale, domal formations, or excessively high pressure water sands or cavities, that would render further drilling operations by a prudent operator impracticable, or because of mechanical conditions in either Obligation Well beyond Chesapeake's control, Chesapeake shall plug and abandon the relevant Obligation Well, at its sole cost, and restore the drillsite premises thereof in accordance with the terms of the applicable Lease(s) and all applicable laws, rules, regulations and order of any governmental authority having jurisdiction.

      (b) Within forty-five (45) days after the date that plugging operations on the relevant Obligation Well are completed as provided in Section 3.4(a), but in no event later than November 1, 2006, Chesapeake shall commence, or cause to be commenced, the actual drilling of a substitute well in search of oil or gas (the "Substitute Obligation Well") at a legal location selected by Chesapeake on the lands covered by the Lease on which the relevant Obligation Well was located and to cause such drilling operations to be prosecuted with due diligence until the Substitute Obligation Well shall have been drilled to the Objective Depth. Chesapeake agrees to bear one hundred percent (100%) of the total cost, risk, liability, and expense incurred in connection with the drilling of the Substitute Obligation Well to Casing Point. Each Substitute Obligation Well shall be drilled under the same terms and conditions as the Obligation Wells. If a Substitute Obligation Well is commenced in a timely manner and drilled to Objective Depth, such Substitute Obligation Well shall take the place of the relevant Obligation Well for purposes of this Agreement, and as used herein, the term "Obligation Well" shall include the Substitute Obligation Well drilled in lieu thereof.

      3.5 Completion Attempt in Obligation Wells.

      (a) When each Obligation Well has been drilled to Casing Point, Chesapeake shall provide to the Farmors that are parties in interest in such Obligation Well written notice of such fact, together with its recommendation concerning whether such Obligation Well should be completed as a well capable of producing oil and gas in paying quantities. The decision whether to attempt to complete the relevant Obligation Well as a well capable of producing oil or gas in commercial quantities shall be governed by the terms of Articles VII.D.1 and VI.B.2 of the Operating Agreement referred to hereinafter, and all operations in connection with any such completion attempt shall be governed by the terms of the Operating Agreement, except to the extent that they conflict with the terms hereof.

      (b) Subject to the right of the Farmors that are parties in interest in an Obligation Well to elect not to participate in a completion attempt therein as provided in Article VII.D.1 of the Operating Agreement, each Farmor, if the relevant Obligation Well is located in Area I, or Chesapeake and Vaquero Partners, if such Obligation Well is located in Area II, agree to bear their respective Ownership Percentages of the cost, risk, liability, and expense incurred in connection with any completion attempt in such Obligation Well, including, without limitation, all expenses incurred in equipping such Obligation Well for production. For purposes of this Agreement, all costs and expenses of labor, services, materials, and equipment used and incurred in a completion attempt in an Obligation Well that are not included in the cost of drilling the Obligation Well to Casing Point shall be deemed to be costs of completion and equipping for production, including, without limitation, (i) costs of casing and associated equipment, (ii) cement and cementing service,
(iii) tubing, (iv) packers, (v) Christmas tree, (vi) perforation, (vii) formation treatment and stimulation, (viii) rig time, (ix) engineering supervision, (x) surface handling facilities, and (xi) administrative overhead as provided in Exhibit "C" to the Operating Agreement. Notwithstanding any other provision of this Agreement or the Operating Agreement, if a Farmor that is a party in interest in an Obligation Well elects not to participate in a completion attempt therein pursuant to Articles VII.D.1 and VI.B.2 of the Operating Agreement, only the costs and expenses incurred in completing such Obligation Well and equipping the same for production shall be taken into account in determining the non-consent penalty to which such Farmor is subject under the terms of clause (b) of Article VI.B.2 of the Operating Agreement. At its option, Chesapeake has the preferential right to assume all non-consent interests.

      (c) If Chesapeake drills an Obligation Well to its Objective Depth, but all parties in interest in such Obligation Well elect not to attempt to complete such Obligation Well as a well capable of producing oil and gas, Chesapeake, at its sole cost, risk, liability, and expense, shall plug and abandon the relevant Obligation Well and shall restore the drillsite premises pursuant to the requirements of the Leases and applicable laws, rules, regulations, and orders of any governmental authority having jurisdiction.

      3.6 Subcontractors. Chesapeake may, at its option, subcontract the performance of all or any part of its responsibilities and obligations hereunder; provided, however, that (a) Chesapeake, and not Farmors, shall be responsible for all payments or other obligations due to any such subcontractor, and (b) no such subcontract shall have the effect of relieving Chesapeake of its contractual responsibilities and obligations hereunder.

      3.7 Insurance. During all operations for oil and gas conducted by Chesapeake on the Leases pursuant to this Agreement, Chesapeake shall comply with any and all applicable laws, rules, regulations, and orders of any governmental authority having jurisdiction over such operations, and with all of the terms, covenants, and conditions, either expressed or implied, set forth in the Leases, this Agreement, and the Operating Agreement. In addition, during all such operations, Chesapeake shall carry the insurance specified in the Operating Agreement, which shall be effective from the date of execution of this Agreement and shall cover Farmors, Chesapeake, and all other parties in interest as insured parties. Prior to the commencement of the first Obligation Well,

Chesapeake shall furnish to Farmors Certificates of Insurance from the insurance carrier selected by Chesapeake, evidencing the existence of the insurance coverage called for in the Operating Agreement. Chesapeake shall have no obligation to carry insurance coverage for the joint account of Farmors and Chesapeake hereunder in addition to the coverage specified in the Operating Agreement.

      3.8 Failure to Timely Commence Obligation Wells.

      (a) If Chesapeake fails to commence the actual drilling of the Obligation Wells (or any Substitute Obligation Well drilled in lieu thereof) in a timely manner as provided in Section 3.1 (or Section 3.4(a), if applicable), Chesapeake shall, within ten (10) days after its receipt of the written request of Farmors, reassign (a) to Farmors all of the rights, titles, and interests in and to Area I acquired by Chesapeake from Farmors pursuant to the relevant Lease Assignment, in the proportions in which such interests were owned by Farmors immediately prior to the execution of such Lease Assignment, and (b) to Vaquero Partners all of the rights, titles, and interests in and to Area II acquired by Chesapeake from Vaquero Partners pursuant to the relevant Lease Assignment; provided, however, that if Chesapeake is in default of its obligations under Section 3.1 or Section 3.4(a), as applicable, with respect to only one (1) Obligation Well, Chesapeake's obligation to reassign under this Section 3.8 shall be limited to the Lease(s) on which the Obligation Well not drilled in a timely manner as provided herein was to have been located.

      (b) Such reconveyances shall be by recordable instrument of conveyance substantially in the form attached hereto as Exhibit II-, except any interests in the Leases reassigned by Chesapeake to Farmors pursuant to this Section 3.8 shall be free and clear of all liens, security interests, and encumbrances created by or resulting from the act or omission of Chesapeake and all royalties, overriding royalties, production payments, and other burdens upon, measured by, or payable out of production from the Leases except for those burdens in existence on the Effective Date. In such event, Farmors shall be entitled to retain the Cash Consideration as liquidated damages for Chesapeake's failure to perform such obligation. No reassignment shall relieve either Party from liability for the payment of any costs and expenses incurred in accordance herewith for which such Party is responsible under the terms hereof.

      (c) For purposes of this Agreement, Chesapeake shall be deemed to be in default of its obligation hereunder to commence the actual drilling of an Obligation Well by the applicable deadline provided in Section 3.1 or Section 3.4(a), as applicable, if, on or before September 1, 2006, Chesapeake has not either (i) entered into a drilling contract with a third party for a rig capable of drilling the relevant Obligation Well to its Objective Depth which is available to commence the actual drilling thereof prior to November 1, 2006, or
(ii) delivered to Farmors a binding written commitment, in form and substance reasonably acceptable to Farmors, that identifies such a drilling rig owned by Chesapeake and commits to utilize such drilling rig for the actual drilling of the relevant Obligation Well beginning on a date prior to November 1, 2006.

                                       4.

                  ADDITIONAL WELLS; NEGATIVE DRILLING COVENANT

      4.1 Additional Wells. The Parties understand and agree that, under the terms of Lease 1 and Lease 2, such Leases shall remain in effect as to all of the lands and depths covered thereby so long as certain drilling obligations contained in such Leases are performed in a timely manner as provided therein. If Chesapeake performs its obligations under Section 3 hereof with respect to the Obligation Wells in a timely manner as provided therein, Chesapeake agrees that, during the period of six (6) months beginning on November 1, 2006, and ending on April 1, 2007, and each six (6) month period thereafter for as long as is required under the terms of Leases 1 and 2 to maintain such Leases in effect as to all of the lands and depths covered thereby, Chesapeake shall, subject to and in accordance with the terms of the Operating Agreement, propose, or consent to the proposal by a Non-Operator with respect to, the drilling of at least one
(1) well in search of oil or gas on each of Lease 1 and Lease 2 (each an "Additional Well"), and thereafter cause each Additional Well to be drilled on the schedule, and otherwise in accordance with the requirements, set forth in the relevant Lease for maintaining such Lease in effect as to all of the lands and depths covered thereby. If Chesapeake fails to perform in a timely manner under the terms of the relevant Lease any of its obligations under the immediately preceding sentence of this Section 4.1 with respect to an Additional Well, Chesapeake shall, within ten (10) days after its receipt of the written request of Farmors, reassign (a) to Farmors all of the rights, titles, and interests in and to Area I acquired by Chesapeake from Farmors pursuant to the relevant Lease Assignment, in the proportions in which such interests were owned by Farmors immediately prior to the execution of such Lease Assignment, and (b) to Vaquero Partners all of the rights, titles, and interests in and to Area II acquired by Chesapeake from Vaquero Partners pursuant to the relevant Lease Assignment; LESS AND EXCEPT, in each case, Chesapeake's Ownership Percentage in the Obligation Wells and any Additional Wells and other wells drilled on the Leases and in which Chesapeake is a party in interest, together with Chesapeake's Ownership Percentage in and to (a) a quantity of acreage surrounding each such well equal to the quantity of acreage allocable to such well under the terms of Article V of Lease 1 or Article V of Lease 2, as applicable, (b) all oil, gas, and other hydrocarbons produced, saved, and marketed from such wells, (c) all personal property, equipment, and fixtures located on the Leases and used in connection with such wells, and (d) all appurtenances thereto. Such reconveyances shall be by recordable instrument of conveyance substantially in the form attached hereto as Exhibit II. Any interests in the Leases reassigned by Chesapeake to Farmors pursuant to this
Section 4.1 shall be free and clear of all liens, security interests, and encumbrances created by or resulting from the act or omission of Chesapeake and all royalties, overriding royalties, production payments, and other burdens upon, measured by, or payable out of production from the Leases except for those burdens in existence on the Effective Date.

      4.2 Drilling of Wells by Farmors. Farmors agree not to propose, under the terms of the Operating Agreement, the drilling of any well in search of oil and gas to be located in Area I or Area II until a period of 60 days prior to the expiration of a lease, whereby drilling is required to maintain the lease, or a portion thereof, in full force and effect.

                                       5.

                               OPERATING AGREEMENT

      5.1 Execution. Concurrently with the execution of this Agreement, Farmors and Chesapeake have executed an Operating Agreement identical in form and substance to the form of Operating Agreement attached hereto and made a part hereof as Exhibit "III" (the "Operating Agreement") that names Chesapeake as "Operator". The Operating Agreement establishes two (2) separate "Contract Areas", the first consisting of Area I and as to which all of the Farmors (as well as the other parties in interest identified in Exhibit I under Area I) are named "Non-Operators", and the second consisting of Area II and as to which Vaquero Partners is named "Non-Operator."

      5.2 Operations Covered. All operations in connection with the Obligation Wells shall be governed by the applicable terms of the Operating Agreement, to the extent that such terms are not inconsistent with the terms of this Agreement. All operations in connection with any subsequently drilled well located on the Leases (including, without limitation, the Additional Wells), including the decision to drill or not to drill, shall be governed by the applicable provisions of the Operating Agreement, to the extent that such terms are not inconsistent with the terms of this Agreement. Operations on the Contract Area consisting of Area I will be conducted in a manner completely separate and distinct from operations on the Contract Area consisting of Area II, as if such Contract Areas were covered by separate joint operating agreements. Without limiting the preceding sentence of this Section 5.2, the reciprocal liens granted by the parties in interest in Area I pursuant to
Article VII.B of the Operating Agreement, covering their respective interests in Area I, shall secure only obligations incurred under this Agreement and the Operating Agreement in connection with operations on Area I, and such liens granted by the parties in interest in Area II, covering their respective interests in Area II, shall secure only obligations incurred under this Agreement and the Operating Agreement in connection with operations on Area II. There shall be no cross-netting, set off, offset, or recoupment between revenues and obligations attributable to Area I and revenues and obligations attributable to Area II.

                                       6.

                       RELATIONSHIP OF PARTIES -- TAXATION

      6.1 No Joint Venture. It is not the purpose of this Agreement to create, and this Agreement shall not be construed as creating, a joint venture, partnership, or other relation whereby any Party shall be liable for the acts, either of omission or commission, of any other Party. Furthermore, the respective rights and obligations of the Parties hereto shall, in all respects, be several and not joint, and shall be governed by the express provisions hereof.

      6.2 Tax Partnership. Notwithstanding any other provision of this Agreement to the contrary, Farmors and Chesapeake agree that their relationship for purposes of U.S. federal and state income taxation shall be governed by the provisions of the "Agreement Concerning Election to be Taxed Pursuant to Subchapter K (Tax Partnership)" attached as Exhibit G to the Operating Agreement.

                                       7.

                                     NOTICES

      All notices, consents, approvals, requests, demands, and other communications required or permitted to be given hereunder or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to have been duly given when received by (a) personal delivery, (b) bonded messenger or overnight courier, (c) mail, either registered or certified U.S. mail with return receipt requested, or (d) facsimile, to the indicated individuals at the following addresses:

      If to Farmors:

            Vacquero Partners LLC
            3050 Post Oak Boulevard, Suite 695
            Houston, Texas 77056
            Attention:  Dr. Amiel David
            Telephone: (713) 888-0895
            Facsimile: (713) 888-0899

      With copies of information provided under Section 3.3(g) to:

            Production: Greg Fox
            Telephone (cell): (936) 689-2816

            Geological: Pat Donais
            Telephone (cell): (713) 301-7070

            Land: Stephanie Sullivan
            Telephone (cell): (713) 504-9814

      If to Chesapeake:

            Chesapeake Exploraton Limited Partnership
            6100 N. Western Ave.
            Oklahoma City, OK 73118
            Attention: Mr. Gary S. Dunlap
            Telephone: (405) 879-9285
            Facsimile: (405) 879-9535

All notices, in accordance with the provisions of this Article 7, shall be deemed to have been given when received by the abovesaid addressee. Farmors and Chesapeake may change the address to which such communications are to be directed by giving written notice to the other Party in the manner provided in this Article 7.

                                       8.

                               GENERAL PROVISIONS

      8.1 Assignment. The rights and obligations of Chesapeake hereunder shall not be assignable in whole or in part without the prior written consent of Farmors, which consent shall not be unreasonably withheld. Any such assignment of interest shall expressly be made subject to all of the terms, covenants, provisions, and conditions of the Leases, this Agreement and the Operating Agreement and shall provide that the assignee identified therein agrees to ratify this Agreement at Farmors' request. No such assignment shall be binding upon any Farmor until thirty (30) days after Chesapeake shall have furnished to Vaquero Partners a certified copy of the recorded instrument or instruments evidencing the same. Subject to the preceding terms of this Section 8.1, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

      8.2 Lease Maintenance. Farmors and the other parties in interest in the Excluded Wells shall be responsible for, and shall bear and pay, all shut-in well payments, minimum royalties, and other lease maintenance payments that become due and payable under the terms of the Leases after the Effective Date and that are triggered by or otherwise attributable to the shut-in of, or operations (or the deferral thereof) on or related to, the Excluded Wells. Chesapeake and Farmors shall bear and pay their respective Ownership Percentages of all shut-in well payments, minimum royalties, and other lease maintenance payments that become due and payable under the terms of the Leases after the Effective Date and that are triggered by or otherwise attributable to the shut-in of, or operations (or the deferral thereof) on or related to, the Obligation, substitute or subsequent wells located on Area I. Vaquero Partners and Chesapeake shall bear and pay their respective Ownership Percentages of all shut-in well payments, minimum royalties, and other lease maintenance payments that become due and payable under the terms of the Leases after the Effective Date and that are triggered by or otherwise attributable to the shut-in of, or operations (or the deferral thereof) on or related to, Obligation, substitute or subsequent wells located on Area II.

      8.3 Further Assurances. The Parties agree to execute such additional instruments, agreements, or documents as may be necessary to effectuate the intentions of this Agreement.

      8.4 Articles and Sections. Article, section, and exhibit numbers used in this Agreement refer to articles, sections, and exhibits of this Agreement unless otherwise specifically provided. The section headings contained herein are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

      8.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts of law, rule, or principle that might refer construction of such provisions to the laws of another jurisdiction.

      8.6 Entire Agreement. This Agreement and the Operating Agreement constitute the entire agreement between the Parties and supersede any and all other written or oral agreements or understandings between the Parties concerning the subject matter hereof. In the event of a conflict between the terms of this Agreement and those of the Operating Agreement, the terms of this Agreement shall govern and control.

      8.7 Amendment. No modification or amendment of the terms and provisions of this Agreement shall be effective unless in writing and signed by the Party against whom enforcement is sought.

      8.8 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original hereof for all purposes, and all of which, when taken together, shall constitute one and the same instrument.

      8.9 Effective Date. This Agreement shall be effective as of the date of acceptance hereof by Chesapeake (the "Effective Date"), notwithstanding the date set out on the first page hereof.

      If the foregoing reflects your understanding of our agreement in connection with the subject matter hereof, please execute two (2) counterparts of this Agreement in the space provided below and return one such executed counterpart to Farmors at the address indicated in Section 7.1. The remaining counterpart should be retained for your files.

                                               Very truly yours,

                                               VAQUERO PARTNERS LLC

                                               By: /s/ Amiel David
                                                   -----------------------------
                                                   Dr. Amiel David
                                                   Manager


                                               JVR PETROLEUM INC.

                                               By: /s/ James V. Riner
                                                   -----------------------------
                                               Name:  James V. Riner
                                               Title: President


                                               FIRST AUSTRALIAN RESOURCES, INC.

                                               By: /s/ Roseann Adessa
                                                   -----------------------------
                                               Name:  Roseann Adessa
                                               Title: Corp. Secretary

ACCEPTED AND AGREED TO THIS
21st DAY OF JULY, 2006.

CHESAPEAKE EXPLORATON LIMITED
PARTNERSHIP


By: /s/ Henry J. Hood
    -----------------------------
    Henry J. Hood
    Senior Vice President - Land and Legal
    Chesapeake Operating, Inc., General Partner